Exhibit 5.1

[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

November 7, 2005

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, CA 92571

Re:    Registration Statement on Amended Form S-1

Ladies and Gentlemen:

We have acted as counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1, as amended (File No. 333-128243, the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof, relating to the resale of up to an aggregate of 7,735,798 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), by those persons named under the caption “Selling Stockholders” in the prospectus included in the Registration Statement. 2,046,000 of the Shares, and warrants to purchase an additional 1,023,000 of the Shares, were issued and sold pursuant to a Securities Purchase Agreement dated as of August 5, 2005 (the “Securities Purchase Agreement”). 3,870,115 of the Shares (the “Note Shares”) have been reserved for issuance upon conversion of that certain amended and restated senior subordinated secured convertible note (the “Note”) dated August 5, 2005, which number is 130% of the number of shares of Common Stock issuable upon conversion of the Note. An aggregate of 1,819,683 of the Shares (the “Warrant Shares”) have been reserved for issuance upon the exercise of (i) warrants issued pursuant to the Securities Purchase Agreement, (ii) warrants issued in connection with the Note and (iii) warrants issued as compensation to the Company’s placement agent in connection with the Securities Purchase Agreement and the issuance of the Note (all such warrants are collectively referred to herein as the “Warrants”), which number is 130% of the number of shares of Common Stock issuable upon conversion of the warrants described in clauses (i) and (ii) of this sentence plus the warrants described in clause (iii) of this sentence. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the prospectus included in the Registration Statement.

We have examined and relied upon the Registration Statement, the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company and its agents, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinion hereinafter expressed. In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; (vi) that the Company will continue to comply with each of the terms and conditions of the Securities Purchase Agreement, the Note and the Warrants and (vii) that the Company will not in any future offering sell shares at a price per share less than par value of the Company’s common stock. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth therein, we are of the opinion that the Shares, when issued, delivered and

Modtech Holdings, Inc.

November 7, 2005

paid for in the manner set forth in the Registration Statement, and pursuant to the Securities Purchase Agreement, the Note or the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, as in effect on the date hereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion speaks as of the date hereof and through the effectiveness of the Registration Statement, however, we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/    Paul, Hastings, Janofsky & Walker LLP